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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-60688, 333-69796, 333-75144,
and 333-40588) of LendingTree, Inc. of our report dated February 4, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the references to us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 1, 2002